FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
May 4, 2016	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS FIRST QUARTER 2016 RESULTS
Achieved operating revenues of approximately $4.4 billion, including core revenues1 of approximately $4.0 billion
Generated operating cash flow2 of nearly $1.7 billion, excluding special items
Generated free cash flow2,3 of $824 million, excluding special items
Achieved Adjusted Net Income2 of $386 million and Adjusted Diluted EPS2 of $0.71, excluding special items
Added nearly 17,000 PrismTM TV customers and approximately 8,000 high-speed Internet customers
Announced placement of approximately $1.2 billion of debt financing

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for first quarter 2016.
“CenturyLink achieved another solid quarter, with core revenues, operating cash flow and adjusted diluted earnings per share in-line with our previous guidance,” said Glen F. Post III, chief executive officer and president. “Additionally, since the first of the year, we have completed two debt issuances totaling more than $1.2 billion, which strengthens our ability to invest in our business while returning cash to shareholders.

“We remain on track with our data centers and colocation business strategic alternatives process and are pleased with the level of interest and progress to date. We continue to focus on leveraging our strategic asset portfolio and financial strength to execute on our operational initiatives and better serve our customers,” Post concluded.

1 Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues), as described further in the attached schedules.
2 See attachments for non-GAAP reconciliations.
3 Starting 1Q16, CenturyLink has revised its Free Cash Flow calculation for the reasons noted below. See attachments for non-GAAP reconciliations.

First Quarter 2016 Highlights

•	Achieved core revenues of approximately $4.0 billion.

•
Grew revenue from high-bandwidth data services provided to Business customers, including MPLS[4] and Ethernet, by more than 7% year-over-year and revenue from Consumer strategic[5] services by approximately 5% year-over-year.

•	Generated free cash flow of $824 million, excluding special items.

•	Added more than 16,900 CenturyLink® PrismTM TV customers during first quarter 2016, ending the period with approximately 302,000 customers.

•	Ended the quarter with approximately 6.1 million high-speed Internet customers, an increase of approximately 7,800 customers in first quarter 2016.

•	Announced placement of approximately $1.2 billion of debt to refinance substantially all 2016 debt maturities.

Consolidated Financial Results
Operating revenues for first quarter 2016 were $4.40 billion compared to $4.45 billion in first quarter 2015. Declines in voice and long distance revenues, low-bandwidth data services revenues and data integration revenues were partially offset by the increases in Business high-bandwidth data services revenues, Consumer high-speed Internet and PrismTM TV revenues and high-cost support revenues related to Connect America Fund Phase 2 (CAF Phase 2) support in first quarter 2016.
Operating expenses, excluding special items, decreased to $3.69 billion from $3.76 billion in first quarter 2015. The year-over-year decrease was primarily driven by lower depreciation and amortization expenses and employee-related expenses.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.69 billion from $1.74 billion in first quarter 2015. For first quarter 2016, CenturyLink achieved an operating cash flow margin, excluding special items, of 38.4% versus 39.0% in first quarter 2015.
Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS) exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions. Excluding these items, CenturyLink’s Adjusted Net Income for first quarter 2016 was $386 million compared to Adjusted Net Income of $375 million in first quarter 2015. First quarter 2016 Adjusted Diluted EPS was $0.71 compared to $0.67 in the year-ago period due to the higher Adjusted Net Income and the impact of the lower number of shares outstanding due to share repurchases in 2015. See the attached schedules for additional information.

GAAP Results - First Quarter
Under generally accepted accounting principles (GAAP), net income for first quarter 2016 was $236 million compared to a net income of $192 million for first quarter 2015, and diluted earnings per share was $0.44 for first quarter 2016 compared to $0.34 for first quarter 2015.
Additional details regarding the company’s special items for the three months ended March 31, 2016 and 2015 are provided in the accompanying financial schedules.

4 Multi-Protocol Label Switching
5 Beginning first quarter 2015, certain revenues were reclassified between strategic services and legacy services. All historical periods have been restated to reflect this change.

Segment Financial Results6
Business
The Business segment continued to experience solid demand for high-bandwidth data services in first quarter 2016.

•	High-bandwidth data services revenues from Business customers grew more than 7% year-over-year.

•
Strategic revenues were $1.58 billion in the quarter, flat from first quarter 2015, primarily due to increased high-bandwidth data services revenues offset by continued declines in low-bandwidth data services and hosting revenues.

•
Total segment revenues were $2.60 billion, a decrease of 3.4% from first quarter 2015, primarily due to declines in legacy services, low-bandwidth data services and data integration revenues, which were partially offset by growth in high-bandwidth data services revenues.

Consumer
The Consumer segment achieved solid year-over-year strategic revenue growth driven primarily by increased high-speed Internet and CenturyLink® PrismTM TV revenues.

•	Total segment revenues were $1.49 billion for first quarter 2016, a slight decrease of 0.5% from first quarter 2015.

•	Strategic revenues were $774 million in the quarter, a 4.9% increase over first quarter 2015.

•
Approximately 16,900 CenturyLink® PrismTM TV customers were added during first quarter 2016; added nearly 150,000 addressable homes in new and existing service areas, ending the quarter with more than 3.3 million addressable homes.

Guidance — Second Quarter 2016
CenturyLink expects second quarter 2016 operating revenues to be in-line with first quarter 2016 operating revenues primarily due to anticipated growth in data integration, high-bandwidth data services, high-speed Internet and Prism TV revenues being offset by expected declines in legacy and low-bandwidth data services revenues. The company expects second quarter 2016 operating cash flow to decrease compared to first quarter 2016 primarily due to expected higher seasonal cash expenses.

Second Quarter 2016 (excluding special items)

Operating Revenues	$4.38 to $4.43 billion
Core Revenues	$3.94 to $3.99 billion
Operating Cash Flow	$1.59 to $1.64 billion
Adjusted Diluted EPS	$0.57 to $0.62

During first quarter 2016, CenturyLink revised its free cash flow calculation to include the cash impact of pension/other post-employment benefit costs as well as stock-based compensation. The company believes this calculation provides additional detail and insight into CenturyLink's ongoing cash requirements. Although the inclusion of these items in the free cash flow calculation is anticipated to result in a slightly lower level of free cash flow for 2016, CenturyLink still expects to generate full-year 2016 free cash flow within the previously provided guidance range of $1.8 billion to $2.0 billion.

6 All references to segment data herein reflect certain adjustments described in the attached schedules.

All 2016 guidance figures and 2016 outlook statements included in this release (i) speak as of May 4, 2016 only, (ii) exclude the impact of any share repurchases made after March 31, 2016 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation (including changes in the CAF Phase 2 program), future changes in tax laws, accounting rules or our accounting policies, unforeseen litigation or contingencies, integration expenses associated with major acquisitions, any changes in our expected pension fundings, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, May 4, 2016. Interested parties can access the call by dialing 866-814-1933. The call will be accessible for replay through May 12, 2016, by dialing 888-266-2081 and entering the access code 1670691. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the company’s website at http://www.centurylink.com through May 27, 2016. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, Adjusted Net Income, Adjusted Diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the company’s website at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.
About CenturyLink
CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.

Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including lower demand for our legacy offerings; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, service outages, security breaches or similar events impacting our network; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, share repurchases, dividends, pension contributions and debt payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of adverse weather or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any of our forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended March 31, 2016				Three months ended March 31, 2015
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES
Strategic	$2,354	—		2,354	2,320	—		2,320	1.5%	1.5%
Legacy	1,623	—		1,623	1,734	—		1,734	(6.4)%	(6.4)%
Data integration	116	—		116	140	—		140	(17.1)%	(17.1)%
Other	308	—		308	257	—		257	19.8%	19.8%
Total operating revenues	4,401	—		4,401	4,451	—		4,451	(1.1)%	(1.1)%

OPERATING EXPENSES
Cost of services and products	1,900	2	(1)	1,898	1,911	3	(3)	1,908	(0.6)%	(0.5)%
Selling, general and administrative	831	18	(1)	813	851	43	(3)	808	(2.4)%	0.6%
Depreciation and amortization	976	—		976	1,040	—		1,040	(6.2)%	(6.2)%
Total operating expenses	3,707	20		3,687	3,802	46		3,756	(2.5)%	(1.8)%

OPERATING INCOME	694	(20)		714	649	(46)		695	6.9%	2.7%

OTHER INCOME (EXPENSE)
Interest expense	(331)	—		(331)	(328)			(328)	0.9%	0.9%
Other income, net	17	—		17	2	—		2	750.0%	750.0%
Income tax expense	(144)	8	(2)	(152)	(131)	12	(4)	(143)	9.9%	6.3%
NET INCOME	$236	(12)		248	192	(34)		226	22.9%	9.7%
BASIC EARNINGS PER SHARE	$0.44	(0.02)		0.46	0.34	(0.06)		0.40	29.4%	15.0%
DILUTED EARNINGS PER SHARE	$0.44	(0.02)		0.46	0.34	(0.06)		0.40	29.4%	15.0%

AVERAGE SHARES OUTSTANDING
Basic	538,799			538,799	561,969			561,969	(4.1)%	(4.1)%
Diluted	540,187			540,187	563,505			563,505	(4.1)%	(4.1)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($14 million), integration costs associated with our acquisition of Qwest ($4 million) and a large billing system integration ($2 million).

(2) -	Income tax benefit of Item (1).
(3) -
Includes severance costs associated with reduction in force initiatives ($13 million), integration costs associated with our acquisition of Qwest ($10 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

(4) -	Income tax benefit of Item (3).

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2016 AND DECEMBER 31, 2015
(UNAUDITED)
(Dollars in millions)
	March 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$438	126
Other current assets	2,488	2,524
Total current assets	2,926	2,650

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	39,229	38,785
Accumulated depreciation	(21,266)	(20,716)
Net property, plant and equipment	17,963	18,069

GOODWILL AND OTHER ASSETS
Goodwill	20,743	20,742
Other, net	5,885	6,143
Total goodwill and other assets	26,628	26,885

TOTAL ASSETS	$47,517	47,604

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$517	1,503
Other current liabilities	3,309	3,101
Total current liabilities	3,826	4,604

LONG-TERM DEBT	19,508	18,722
DEFERRED CREDITS AND OTHER LIABILITIES	10,147	10,218
STOCKHOLDERS' EQUITY	14,036	14,060

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,517	47,604

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(UNAUDITED)
(Dollars in millions)

	Three months ended	Three months ended
	March 31, 2016	March 31, 2015
OPERATING ACTIVITIES
Net income	$236	192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	976	1,040
Impairment of assets	—	8
Deferred income taxes	11	37
Provision for uncollectible accounts	46	42
Share-based compensation	18	18
Changes in current assets and liabilities, net	192	13
Retirement benefits	(21)	(9)
Changes in other noncurrent assets and liabilities, net	(35)	(10)
Other, net	—	5
Net cash provided by operating activities	1,423	1,336
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(611)	(616)
Proceeds from sale of property	7	14
Other, net	(1)	(8)
Net cash used in investing activities	(605)	(610)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	227	594
Payments of long-term debt	(25)	(386)
Net payments on credit facility and revolving line of credit	(410)	(425)
Dividends paid	(290)	(304)
Net proceeds from issuance of common stock	4	8
Repurchase of common stock	(12)	(185)
Other, net	—	(1)
Net cash used in financing activities	(506)	(699)
Net increase in cash and cash equivalents	312	27
Cash and cash equivalents at beginning of period	126	128
Cash and cash equivalents at end of period	$438	155

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(UNAUDITED)
(Dollars in millions)

	Three months ended March 31,*
	2016	2015
Total segment revenues	$4,093	4,194
Total segment expenses	2,051	2,071
Total segment income	$2,042	2,123
Total segment income margin (segment income divided by segment revenues)	49.9%	50.6%

Business
Revenues
Strategic services	$1,580	1,582
Legacy services	909	976
Data integration	115	139
Total revenues	2,604	2,697
Expenses
Total expenses	1,427	1,463

Segment income	$1,177	1,234
Segment income margin	45.2%	45.8%

Consumer
Revenues
Strategic services	$774	738
Legacy services	714	758
Data integration	1	1
Total revenues	1,489	1,497
Expenses
Total expenses	624	608

Segment income	$865	889
Segment income margin	58.1%	59.4%

*
During the first quarter of 2016, we implemented several changes with respect to the assignment of certain expenses to our reportable segments. We have recast our previously-reported segment results for the three months ended March 31, 2015, to conform to the current presentation. For the three months ended March 31, 2015, the segment expense recast resulted in an increase in consumer expenses of $19 million and a decrease in business expenses of $21 million.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended March 31, 2016				Three months ended March 31, 2015
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$694	(20)	(1)	714	649	(46)	(2)	695
	Add: Depreciation and amortization	976	—		976	1,040	—		1,040
	Operating cash flow	$1,670	(20)		1,690	1,689	(46)		1,735

	Revenues	$4,401	—		4,401	4,451	—		4,451

	Operating income margin (operating income divided by revenues)	15.8%			16.2%	14.6%			15.6%

	Operating cash flow margin (operating cash flow divided by revenues)	37.9%			38.4%	37.9%			39.0%

Free cash flow
	Operating cash flow				$1,690				1,735
	Less: Capital expenditures (3)				(607)				(613)
	Less: Cash paid for interest, net of amounts capitalized				(262)				(270)
	Less: Pension and post-retirement impacts (4)				(21)				(10)
	Less: Cash paid for income taxes, net of refunds				(11)				(5)
	Add: Stock-based Compensation				18				18
	Add: Other income				17				2
	Free cash flow (5)				$824				857

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($14 million), integration costs associated with our acquisition of Qwest ($4 million) and a large billing system integration ($2 million).

(2) -
Includes severance costs associated with reduction in force initiatives ($13 million), integration costs associated with our acquisition of Qwest ($10 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

FREE CASH FLOW
(3) -	Excludes $4 million in first quarter 2016 and $3 million in first quarter 2015 of capital expenditures related to the integration of Qwest and Savvis.
(4) -
2016 includes net periodic pension benefit income of ($20 million), net periodic post-retirement benefit expense of $36 million and ($2 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($51 million) offset by participant contributions $15 million and direct subsidy receipts $1 million.

-
2015 includes net periodic pension benefit income of ($24 million), net periodic post-retirement benefit expense of $41 million and ($1 million) of benefits paid to participants of our non-qualified pension plans. Post-retirement contributions included benefits paid by company ($42 million) offset by participant contributions $15 million and direct subsidy receipts $1 million.

(5) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
REVENUES
(UNAUDITED)
(Dollars in millions)

		Three months ended
		March 31, 2016	March 31, 2015
Strategic services
	Business high-bandwidth data services (1)	$738	687
	Business low-bandwidth data services (2)	481	532
	Business hosting services (3)	307	318
	Other business strategic services (4)	54	45
	Consumer high-speed Internet services (5)	667	635
	Other consumer strategic services (6)	107	103
	Total strategic services revenues	2,354	2,320

Legacy services
	Business legacy voice services (7)	622	670
	Other business legacy services (8)	287	306
	Consumer legacy voice services (7)	634	688
	Other consumer legacy services (9)	80	70
	Total legacy services revenues	1,623	1,734

Data integration
	Business data integration	115	139
	Consumer data integration	1	1
	Total data integration revenues	116	140

Other revenues
	High-cost support revenue (10)	174	134
	Other revenue (11)	134	123
	Total other revenues	308	257

Total revenues		$4,401	4,451

(1)	Includes MPLS and Ethernet revenue
(2)	Includes private line and high-speed Internet revenue
(3)	Includes colocation, hosting (including cloud hosting and managed hosting) and hosting area network revenue
(4)	Includes primarily VoIP, video, IT services and deferred revenue recognition
(5)	Includes high-speed Internet and related services revenue
(6)	Includes video and Verizon wireless revenue
(7)	Includes local and long-distance voice revenue
(8)	Includes UNEs, public access, switched access and other ancillary revenue
(9)	Includes other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges

CenturyLink, Inc.
HOSTING REVENUES AND OPERATING METRICS
(UNAUDITED)

		Three months ended
		March 31, 2016	March 31, 2015

Hosting Revenue Detail (1)		(In millions)
Colocation		$155	156
Managed Hosting / Cloud		131	140
Hosting Area Network		21	22
Total Hosting Revenue		$307	318

(1)	Excludes Wide-Area Network (WAN) revenue previously reported in total Hosting revenue.

	As of	As of	As of
	March 31, 2016	December 31, 2015	March 31, 2015
Hosting Data Center Metrics
Number of data centers (2)	59	59	58
Sellable square feet, million sq ft	1.57	1.58	1.53
Billed square feet, million sq ft	1.01	0.99	0.93
Utilization	65%	63%	61%

(2)
We define a data center as any facility where we market, sell and deliver colocation services, managed hosting (including cloud hosting) services, multi-tenant managed services, or any combination thereof.

	As of	As of	As of
	March 31, 2016	December 31, 2015	March 31, 2015

Operating Metrics	(In thousands)
High-speed Internet subscribers	6,056	6,048	6,117
Access lines	11,611	11,748	12,270
Prism TV subscribers	302	285	249

	Our methodology for counting high-speed Internet subscribers, access lines and Prism TV subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended
	March 31, 2016 (excluding special items)	March 31, 2015 (excluding special items)

Net income *	$248	226

Add back:
Amortization of customer base intangibles:
Qwest	191	205
Embarq	20	25
Savvis	15	15

Amortization of trademark intangibles	—	1

Amortization of fair value adjustment of long-term debt:
Embarq	2	1
Qwest	(5)	(6)

Subtotal	223	241
Tax effect of above items	(85)	(92)
Net adjustment, after taxes	138	149

Net income, as adjusted for above items	$386	375

Weighted average diluted shares outstanding	540.2	563.5

Diluted EPS (excluding special items)	$0.46	0.40

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.71	0.67

The above non-GAAP schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.